UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2023

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39907	85-2097088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco, California		94108
(Address of principal executive offices)		(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

500 E 84th Ave., Suite A-10, Thornton, CO, 80229
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Second Amendment to Loan Agreement

On November 6, 2023, Sonder Holdings Inc., a Delaware corporation (the “Company”), entered into an amendment (the “SVB Amendment”), by and among the Company, certain of its domestic subsidiaries party thereto, as co-borrowers (together with the Company, the “Borrowers”), and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“SVB”), as lender, which amended the Loan and Security Agreement, dated as of December 21, 2022, as amended by the First Amendment to Loan and Security Agreement, dated as of April 28, 2023 (the “Loan Agreement”), by and among the Borrowers and SVB. Among other things, the SVB Amendment (i) removes the adjusted quick ratio financial covenant to which the Borrowers were previously subject, (ii) updates certain financial reporting requirements, (iii) reduces the letter of credit sublimit from $60.0 million to $45.0 million, and (iv) permits a prepayment of the existing subordinated secured notes issued under the Purchase Agreement (as defined below).

SVB and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with Borrowers or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the SVB Amendment does not purport to be complete and is qualified in its entirety by reference to the SVB Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Second Omnibus Amendment to Note and Warrant Purchase Agreement

On November 6, 2023, the Company entered into an amendment (the “Notes Amendment”), by and among the Company, the subsidiary note obligors party thereto (together with the Company, the “Note Obligors”), the subsidiary guarantors party thereto (the “Guarantors”), the investors party thereto (the “Investors”) and Alter Domus (US) LLC, as collateral agent (“Agent”), which amended the Note and Warrant Purchase Agreement, dated as of December 10, 2021, as amended by the Omnibus Amendment, dated as of December 21, 2022 (the “Purchase Agreement”), by and among the Note Obligors, the Guarantors, the Investors and Agent, and certain documents related thereto. Among other things, the Notes Amendment (i) extends the ability to pay interest in kind on the notes issued under the Purchase Agreement through July 19, 2024, (ii) provides for the repayment by the Note Obligors of $30.0 million of the outstanding principal amount of the notes issued under the Purchase Agreement, plus a prepayment premium of approximately $4.3 million, and (iii) adds a minimum liquidity covenant and a minimum free cash flow covenant, each as more fully detailed in the Notes Amendment.

The foregoing description of the Notes Amendment does not purport to be complete and is qualified in its entirety by reference to the Notes Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1
Second Amendment to Loan and Security Agreement, dated as of November 6, 2023, by and among Sonder Holdings Inc., the other borrowers from time to time party thereto and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company

10.2
Second Omnibus Amendment, dated as of November 6, 2023, by and among Sonder Holdings Inc., Sonder Holdings LLC, Sonder USA Inc., and Sonder Hospitality USA Inc., the guarantors party thereto, the investors listed on the signature pages thereto, and Alter Domus (US) LLC, as collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: November 9, 2023	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer